UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 9, 2006
SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File Number)	77-0191793 (IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 542-0500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 9, 2006, the Registrant entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. as representatives of the several underwriters with respect to the sale of up to $1.15 billion aggregate principal amount of the Registrant’s 1.00% Convertible Senior Notes due 2013 (the “Notes”). The Underwriting Agreement is attached hereto at Exhibit 1.1, and is incorporated herein by reference.
On May 9 and May 10, 2006, the Registrant entered into hedge transactions with respect to the Notes and the Registrant’s common stock (the “purchased call options”) with Morgan Stanley International Limited, an affiliate of Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co. (together with Morgan Stanley International Limited, the “dealers”). The Registrant will use a portion of the net proceeds from the sale of the Notes to pay the net cost of the purchased call options. The purchased call options will cover, subject to customary anti-dilution adjustments, up to 13,963,990 shares of the Registrant’s common stock. The purchased call options increase the effective conversion price of the Notes from the Registrant’s perspective and are expected to reduce the potential dilution upon conversion of the Notes if the market price of the Registrant’s common stock is greater than $82.36 per share. If the market value per share of the Registrant’s common stock at the time of any exercise under the purchased call options is above such strike price, the purchased call options will entitle the Registrant to receive from the dealers net shares of the Registrant’s common stock based on the excess of the then current market price of the Registrant’s common stock over the strike price of the purchased call options.
Concurrently with entering into the purchased call options, the Registrant also entered into warrant transactions whereby the Registrant sold to the dealers warrants to acquire, subject to customary anti-dilution adjustments, 13,963,900 shares of the Registrant’s common stock at an exercise price of $95.025 per share (the “sold warrants”). The sold warrants require the Registrant to deliver to the dealers up to 13,963,900 shares of the Registrant’s common stock, subject to adjustment. If the market value of the Registrant’s common stock at the maturity of the sold warrants, if not otherwise exercised earlier by the dealers, exceeds the strike price of the sold warrants, the dilution mitigation under the purchased call options will be capped, which means that there would be dilution from conversion of the Notes to the extent that the then market value per share of the Registrant’s common stock exceeds the strike price of the sold warrants at the time of conversion.
The net effect of entering into the purchased call options and sold warrants will be to decrease the Registrant’s total stockholders’ equity by approximately $77.4 million, the net cost to the Registrant of the purchased call options and sold warrants.
The purchased call options and sold warrants are separate transactions entered into by the Registrant with the dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the purchased call options or the sold warrants.
On May 15, 2006, in connection with the issuance of the Notes, the Registrant entered into an Indenture with respect to the Notes with The Bank of New York, as trustee. The Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Number	Description of Document
1.1	Underwriting Agreement dated May 9, 2006 by and among the Registrant and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

4.1	Indenture (including form of Notes) with respect to the Registrant’s 1.00% Convertible Senior Notes due 2013 dated as of May 15, 2006 by and between the Registrant and The Bank of New York

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 15, 2006

SanDisk Corporation
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Document
1.1	Underwriting Agreement dated May 9, 2006 by and among the Registrant and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

4.1	Indenture (including form of Notes) with respect to the Registrant’s 1.00% Convertible Senior Notes due 2013 dated as of May 15, 2006 by and between the Registrant and The Bank of New York